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                                                                     EXHIBIT 4.4


                                                      DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH  45201


Date:  JUL 02 1998                      Employer Identification Number:
                                             59-3247752
GLOBAL IMAGING SYSTEMS INC.             DLN:
C/O ROGER J. ROVELL                          17007082051048
PO BOX 71                               Person to Contact:
TAMPA, FL 33601-0071                         CINDY PERRY
                                        Contact Telephone Number:
                                             (513) 241-5199
                                        Plan Name:
                                          GLOBAL IMAGING SYSTEMS 401(K)
                                          RETIREMENT PLAN
                                        Plan Number:  001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on 4/24/96.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of
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demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

     Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

     This letter considers the amendments required by the Tax Reform of 1986, except as otherwise specified in this letter.

     Except as otherwise specified, this letter may not be relied upon with respect to whether the plan satisfies the changes in the qualification requirements made by the Uruguay Round Amendments Act (GATT) Pub. L. 103-465, the Taxpayer Relief Act of 1997 Pub. L. 105-34, and the changes in the qualification requirements of the Small Business Job Protection Act of 1996 Pub.
L. 104-188 other than the requirements of Code section 401(a)(26).

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                  Sincerely yours,

                                                  /s/ Paul M. Harrington

                                                  District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide for Employee Benefit Plans